EXHIBIT 21.01

SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.

AS OF DECEMBER 31, 2023

Percent
Name of Subsidiary	Owned
2M Lands, LLC	100%[1]

Alamo Gulf Coast Railroad Company, a Texas corporation	99.5%[2]

Alamo North Texas Railroad Company, a Texas corporation	99.5%[3]

American Aggregates Corporation, a North Carolina corporation	100%

American Materials Technologies, LLC, a Tennessee limited liability company	100%[4]

American Stone Company, a North Carolina corporation	50%[5]

Bahama Rock Limited, a Bahamas corporation	100%

Bluegrass – Blue Mount, LLC, a North Carolina limited liability company	100%[6]

Bluegrass Materials Company, LLC, a North Carolina limited liability company	100%[7]

Bluegrass-St. Marys, LLC, a North Carolina limited liability company	100%[8]

Brookhollow Corporation, a Delaware corporation	100%[9]

Campbell’s C-Ment Contracting, Inc., a Colorado corporation	100%[10]

CIG MC LLC, a Colorado limited liability company	100%

Creole Corporation, a Delaware corporation	100%[11]

FRI Ready Mix of Tennessee, LLC, a Florida limited liability company	100%[12]

Front Range Aggregates LLC, a Delaware limited liability company	100%

Granite Canyon Quarry, a Wyoming joint venture	100%[13]

Harding Street Corporation, a North Carolina corporation	100%

HSMM LLC, a North Carolina limited liability company	100%

Kent Sand & Gravel Company, LLC, a North Carolina limited liability company	100%[14]

Mardell Trucking Company, Inc., a North Carolina corporation	100%[15]

Martin Marietta Arizona, LLC, a North Carolina limited liability company	100%[16]

Martin Marietta Bluegrass, LLC, a North Carolina limited liability company	100%[17]

Martin Marietta California A&P, LLC, a North Carolina limited liability company	100%[18]

Martin Marietta California Ready-Mix, LLC, a Delaware limited liability company	100%[19]

Martin Marietta Composites, Inc., a Delaware corporation	100%

Martin Marietta Fleet Management LLC, a North Carolina limited liability company	100%[20]

Martin Marietta Funding LLC, a Delaware limited liability company	100%

Martin Marietta Inc., a North Carolina corporation	100%

Martin Marietta Kansas City, LLC, a Delaware limited liability company	100%[21]

Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company	100%

Martin Marietta Marine Finance, LLC, a California limited liability company	100%[22]

Martin Marietta Marine Operations, LLC, a California limited liability company	100%[23]

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation	100%

Martin Marietta Materials of Missouri, Inc., a North Carolina corporation	100%

Martin Marietta Materials Real Estate Investments, Inc., a North Carolina corporation	100%

Martin Marietta Materials Southwest, LLC, a Delaware limited liability company	100%

Martin Marietta Materials West Division, LLC, a North Carolina limited liability company	100%

Martin Marietta Northern California Aggregates, LLC, a Delaware limited liability company	100%[24]

Martin Marietta North Texas Cement, LLC, a Delaware limited liability company	100%

Martin Marietta Pacific District Cement LLC, a Delaware limited liability company	100%[25]

Martin Marietta San Diego Aggregates LLC, a California limited liability company	100%[26]

Martin Marietta Southern California Aggregates, LLC, a Delaware limited liability company	100%[27]

Martin Marietta South Texas Cement, LLC, a Delaware limited liability company	100%

Martin Marietta Texas Ready-Mix, LLC, a Texas limited liability company	100%[28]

Martin Marietta Stockton, LLC, a Delaware limited liability company	100%[29]

Martin Marietta Southwest Ready-Mix, Inc., a Delaware corporation	100%

Martin Marietta Transportation and Distribution, LLC	100%

Material Producers, Inc., an Oklahoma corporation	100%[30]

Maryland Materials, Inc., a North Carolina corporation	100%[31]

Meridian Aggregates Company, a Limited Partnership, a North Carolina limited partnership	100%[32]

Meridian Aggregates Company Northwest, LLC, a North Carolina limited liability company	100%

Meridian Aggregates Investments, LLC, a North Carolina limited liability company	100%[33]

Meridian Granite Company, a North Carolina corporation	100%[34]

Mid-State Construction & Materials, Inc., an Arkansas corporation	100%

Mission Valley Rock Co., LLC, a California limited liability company	100%[35]

MMM Mexico I, LLC, a North Carolina limited liability company	100%[36]

MMM Mexico, LLC, a North Carolina limited liability company	100%[37]

MMMW AGG, LLC, a North Carolina limited liability company	100%[38]

MMMW CMT, LLC, a North Carolina limited liability company	100%[39]

MTD Pipeline LLC, a Delaware limited liability company	50%[40]

North East Land and Material Company, Inc., a North Carolina corporation	100%[41]

Panadero Corp., a North Carolina corporation	100%

Panadero Midco, LLC, a North Carolina limited liability company	100%[42]

PCAz Leasing, LLC, an Arizona limited liability company	100%[43]

Petrillo Brothers, Inc., a North Carolina corporation	100%[44]

Piedras y Arenas Baja, S. de R.L. de C.V., a Mexican limited liability company	100%[45]

Powderly Transportation, Inc., a North Carolina corporation	100%[46]

R&S Sand & Gravel, LLC, a North Carolina limited liability company	100%[47]

Riverside Cement Company, a California partnership	100%[48]

Rock & Rail LLC, a Colorado limited liability company	100%

Rocky Mountain Materials and Asphalt, Inc., a Colorado corporation	100%

Rocky Mountain Premix, Inc., a Colorado corporation	100%

Rocky Mountain Ready Mix Concrete, Inc., a Colorado corporation	100%[49]

Royal Gorge Express, LLC, a Colorado Limited Liability Company	50%[50]

St. Marys Sand Company, LLC, a North Carolina limited liability company	100%[51]

Suburban Acquisition Company, a Colorado corporation	100%

Theodore Holding, LLC, a Delaware limited liability company	60.7%[52]

Tiller Corporation, a North Carolina corporation	100%

TXI Aviation, Inc. dba TXI Retail, a Texas corporation	100%[53]

TXI California, LLC, a Delaware limited liability company	100%[54]

TXI Riverside, LLC, a Delaware limited liability company	100%[55]

Valley Stone LLC, a Virginia limited liability company	50%[56]

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[1] 2M Lands, LLC is a wholly owned subsidiary of Martin Marietta Materials Real Estate Investments, Inc.

[2] Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, LLC, (99.5%) and certain individuals (0.5%).

[3] Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, LLC, (99.5%) and certain individuals (0.5%).

[4] American Materials Technologies, LLC is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

[5] Martin Marietta Materials, Inc. owns a 50% interest in American Stone Company.

[6] Bluegrass – Blue Mount, LLC is a wholly owned subsidiary of Bluegrass Materials Company, LLC.

[7] Bluegrass Materials Company, LLC is a wholly owned subsidiary of Panadero Midco, LLC.

[8] Bluegrass-St. Marys, LLC is a wholly owned subsidiary of Bluegrass Materials Company, LLC.

[9] Brookhollow Corporation is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

[10] Campbell’s C-Ment Contracting, Inc. is a wholly owned subsidiary of Suburban Acquisition Company.

[11] Creole Corporation is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

[12] FRI Ready Mix of Tennessee, LLC is a wholly owned subsidiary of American Materials Technologies, LLC.

[13] Granite Canyon Quarry is owned 51% by Meridian Granite Company and 49% by Martin Marietta Materials Real Estate Investments, Inc.

[14] Kent Sand & Gravel Company, LLC is a wholly owned subsidiary of Bluegrass Materials Company, LLC.

[15] Mardell Trucking Company, Inc. is owned 50% by Bluegrass Materials Company, LLC and 50% by Petrillo Brothers, Inc.

[16] Martin Marietta Arizona, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

[17] Martin Marietta Bluegrass, LLC is owned 61.62% by Panadero Corp. and 38.38% by Martin Marietta Materials, Inc.

[18] Martin Marietta California A&P, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

[19] Martin Marietta California Ready-Mix, LLC is a wholly owned subsidiary of Martin Marietta Southern California Cement, LLC

[20] Martin Marietta Fleet Management LLC, is a wholly owned subsidiary of Martin Marietta Texas Ready-Mix, LLC

[21]Martin Marietta Kansas City, LLC is owned 95% by Martin Marietta Materials, Inc. and 5% by Martin Marietta Materials of Missouri, Inc.

[22] Martin Marietta Marine Finance, LLC is a wholly owned subsidiary of Martin Marietta Northern California Aggregates, LLC.

[23] Martin Marietta Marine Operations, LLC is a wholly owned subsidiary of Martin Marietta Northern California Aggregates, LLC.

[24] Martin Marietta Northern California Aggregates, LLC is a wholly owned subsidiary of Martin Marietta Southern California Aggregates, LLC.

[25] Martin Marietta Pacific District Cement LLC is a wholly owned subsidiary of MMMW CMT, LLC.

[26] Martin Marietta San Diego Aggregates LLC is a wholly owned subsidiary of Martin Marietta Southern California Aggregates, LLC.

[27] Martin Marietta Southern California Aggregates, LLC is a wholly owned subsidiary of MMMW AGG, LLC.

[28] Martin Marietta Texas Ready-Mix, LLC is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

[29] Martin Marietta Stockton, LLC is a wholly owned subsidiary of Martin Marietta Southern California Cement, LLC

[30] Material Producers, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, LLC.

[31] Maryland Materials, Inc. is owned 50% by Bluegrass Materials Company, LLC and 50% by Petrillo Brothers, Inc.

[32] Meridian Aggregates Company, a Limited Partnership, is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.

[33] Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.

[34] Meridian Granite Company is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

[35] Mission Valley Rock Co., LLC is a wholly owned subsidiary of Martin Marietta Northern California Aggregates, LLC.

[36] MMM Mexico I, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

[37] MMM Mexico, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

[38] MMMW AGG, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

[39] MMMW CMT, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.

[40] Martin Marietta Magnesia Specialties, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in MTD Pipeline LLC.

[41] North East Land and Material Company, Inc. is a wholly owned subsidiary of Maryland Materials, Inc.

[42] Panadero Midco, LLC is a wholly owned subsidiary of Martin Marietta Bluegrass, LLC.

[43] PCAz Leasing, LLC is a wholly owned subsidiary of Martin Marietta Arizona, LLC.

[44] Petrillo Brothers, Inc. is a wholly owned subsidiary of Bluegrass Materials Company, LLC.

[45] Piedras y Arenas Baja, S. De R.L. de C.V. is owned 99.9999% by MMM Mexico, LLC and 0.0001% by MMM Mexico I, LLC.

[46] Powderly Transportation, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

[47] Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by Harding Street Corporation, a wholly owned subsidiary of Martin Marietta Materials, Inc.

[48] Riverside Cement Company is owned 49% by TXI California, LLC. and 51% by TXI Riverside LLC

[49] Rocky Mountain Ready Mix Concrete, Inc. is a wholly owned subsidiary of Campbell’s C-Ment Contracting, Inc.

[50] Rock & Rail LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in Royal Gorge Express, LLC

[51] St. Marys Sand Company, LLC is a wholly owned subsidiary of Bluegrass-St. Marys, LLC.

[52] Martin Marietta Materials, Inc. is the manager of and owns a 60.7% interest in Theodore Holdings, LLC.

[53] TXI Aviation, Inc. is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

[54] TXI California, LLC is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

[55] TXI Riverside, LLC is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

[56] Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.